Exhibit 5.1

[LETTERHEAD OF RICE SILBEY REUTHER & SULLIVAN, LLP]

May 26, 2006

Intac International, Inc.

Unit 6-7, 32/F., Laws Commercial Plaza

788 Cheung Sha Wan Road

Kowloon, Hong Kong

+(852) 2385 8789

Re:	Intac International, Inc. - Registration Statement on Form S-3 in respect of 1,601,272 Shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as special Nevada counsel to Intac International, Inc. (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the offer and sale of up to 1,601,272 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share, which may be offered for sale from time to time by that certain stockholder of the Company identified in the prospectus forming part of the Registration Statement.

In our capacity as such counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified photostatic, facsimile or electronically transmitted copies.

Based upon the foregoing and the proceedings taken by the Company referred to above, we are of the opinion that that Shares have been duly authorized and are validly issued, fully paid and nonassessable.

Our opinion herein is limited to the effect on the subject transactions of the laws of the State of Nevada as in effect on the date hereof. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters” in the prospectus included therein.

Very truly yours,

RICE SILBEY REUTHER & SULLIVAN, LLP

/s/ RICE SILBEY REUTHER & SULLIVAN, LLP